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                                                                Exhibit e.1a
                                   EXHIBIT A
                                Series of Funds
                                ---------------

                              THE BRINSON FUNDS*

                                  Global Fund
                               Global Equity Fund
                                Global Bond Fund
                               U.S. Balanced Fund
                                U.S. Equity Fund
                                 U.S. Bond Fund
                          Global (ex-U.S.) Equity Fund
                     U.S. Large Capitalization Equity Fund
                     U.S. Large Capitalization Growth Fund
                     U.S. Small Capitalization Growth Fund
                                High Yield Fund
                          Emerging Markets Equity Fund
                          Emerging Markets Debt Fund

* Each Series offers three separate classes of shares-the UBS Investment Funds shares, the Brinson Fund-Class I shares, and the Brinson Fund-Class N shares.


     This Amendment has been agreed to as of this 10th day of December, 1998 by the undersigned.


       THE BRINSON FUNDS

Name:  /s/ E. Thomas McFarlan
       --------------------------------------

By:    E. Thomas McFarlan
       --------------------------------------

Title: President
       --------------------------------------

Accepted:


     FUNDS DISTRIBUTOR, INC.

By:  /s/Margaret W. Chambers
     ----------------------------------------


Name: Margaret W. Chambers
      ---------------------------------------


Title: Senior Vice President and General Counsel
       ------------------------------------------

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